Exhibit 10.55

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), dated as of September 30, 2004, is entered into by and between PHASE II MALL HOLDING, LLC, a Nevada limited liability company (“Phase II Mall Subsidiary Holding”), PHASE II MALL SUBSIDIARY, LLC, a Delaware limited liability company (“Phase II Mall Subsidiary”), and each Subsidiary (as defined below) from time to time a party to this Agreement (individually each a “Debtor” and collectively, the “Debtors”), and THE BANK OF NOVA SCOTIA, a Canadian chartered bank (“Scotiabank”), in its capacity as Administrative Agent under the Construction Loan Agreement (as defined below) (in such capacity, “Administrative Agent”) for and on behalf of each Secured Party (as defined below).

RECITALS

WHEREAS, LCR (such capitalized term and other capitalized terms used herein have the meanings given in Section 1.1 of this Agreement), an indirect, wholly-owned subsidiary of LVSI and Venetian, owns the Site and intends to design, develop, and construct the Phase II Project and, after the Substantial Completion Date, operate the Phase II Hotel/Casino;

WHEREAS, Phase II Mall Subsidiary Holding is an indirect wholly-owned Subsidiary of LVSI and Venetian and owns 100% of the Securities of Phase II Mall Subsidiary;

WHEREAS, Phase II Mall Subsidiary owns or will own the Phase II Mall Air Parcel and leases or will lease the portion of the Phase II Mall Space covered by the Phase II Mall Lease, the Walgreens Lease and the Master Lease;

WHEREAS, it is contemplated that, after the Phase II Mall Substantial Completion Date, Phase II Mall Subsidiary will operate the Phase II Mall;

WHEREAS, concurrently herewith, Phase II Mall Subsidiary Holding, Phase II Mall Subsidiary, Scotiabank, as administrative agent, sole lead arranger and sole bookrunner, Sumitomo Mitsui Banking Corporation, as syndication agent, and the financial institutions from time to time party thereto (the “Lenders”) have entered into the Construction Loan Agreement, dated as of the date hereof (as amended, amended and restated, supplemented, or otherwise modified from time to time, the “Construction Loan Agreement”) pursuant to which the Lenders have agreed, subject to the terms thereof and hereof, to make Credit Extensions to Phase II Mall Subsidiary Holding and Phase II Mall Subsidiary; and

WHEREAS, it is a condition precedent to entering into the Construction Loan Agreement and consummating the transactions contemplated therein (including the extension of credit thereunder) that Debtors enter into this Agreement.

AGREEMENT

In consideration of the promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtors hereby agree as follows:

1.                                       Definitions.

1.1                                 Certain Defined Terms.

The following terms used in this Agreement shall have the following meanings:

“Administrative Agent” is defined in the preamble.

“Agreement” means this Security Agreement as it may be amended, supplemented, amended and restated or otherwise modified from time to time.

“Assigned Agreements” means all of the agreements and documents, as amended, supplemented or otherwise modified from time to time described in clauses (A) through (H) of Section 2.1.

“Collateral” is defined in Section 2.1.

“Construction Loan Agreement” is defined in the fifth recital.

“Copyrights” is defined in clause (V) of Section 2.1.

“Debtor” is defined in the preamble.

“Excluded Collateral” is defined in Section 2.1.

“LCR” shall mean Lido Casino Resort, LLC, a Nevada limited liability company.

“Lenders” is defined in the fifth recital.

“Marks” is defined in clause (U) of Section 2.1.

“Patents” is defined in clause (V) of Section 2.1.

“Permitted Liens” shall have the meaning assigned to such term in the Construction Loan Agreement.

“Phase II Hotel/Casino Retail Stores” means certain retail stores and restaurant space that are to be leased by LCR to Phase II Mall Subsidiary pursuant to the Master Lease.

“Phase II Mall” means the Phase II Mall Space (a portion of which shall be initially leased by Phase II Mall Subsidiary from LCR pursuant to the Phase II Mall Lease and eventually transferred from LCR to Phase II Mall Subsidiary upon its designation as one or more separate legal parcels in accordance with the Disbursement Agreement to become the Phase II Mall Air

Parcel, a portion of which shall be leased by Phase II Mall Subsidiary pursuant to the Walgreens Lease and a portion of which shall be leased by PhaseII Mall Subsidiary pursuant to the Master Lease) and the Phase II Mall Improvements located therein, in each case to be integrated with the Phase II Hotel/Casino and the Existing Facility.

“Phase II Mall Air Parcel” means the one or more separate legal parcels owned or to be owned in fee simple by Phase II Mall Subsidiary after the Phase II Mall Air Space is subdivided in accordance with Section 5.11 of the Disbursement Agreement and within which a portion of the Phase II Mall Improvements is to be constructed.

“Phase II Mall Air Space” shall have the meaning assigned to such term in the Deed of Trust.

“Phase II Mall Cash Management Account” shall have the meaning assigned to such term in the Disbursement Agreement.

“Phase II Mall Equity Account” shall have the meaning assigned to such term in the Disbursement Agreement.

“Phase II Mall Improvements” shall have the meaning assigned to such term in the Deed of Trust.

“Phase II Mall Lease” means that certain Indenture of Lease, dated as of the date hereof by and between LCR and Phase II Mall Subsidiary covering the Phase II Mall Air Space, as the same may be amended, supplemented, amended and restated, or otherwise modified in accordance with the terms hereof.

“Phase II Mall Loan Proceeds Account” shall have the meaning assigned to such term in the Disbursement Agreement.

“Phase II Mall SA Assignment Agreement” means that certain Assignment and Assumption Agreement and First Amendment to Agreement, dated as of the date hereof, among LCR, as the assignor, Phase II Mall Subsidiary Holding, as the assignee, and GGP.

“Phase II Mall Sale Agreement” means the Agreement, dated as of April 12, 2004 between LCR and GGP, as amended by the Phase II Mall SA Assignment Agreement, and as the same may be further amended, supplemented, amended and restated, or otherwise modified in accordance with the terms hereof.

“Phase II Mall Sale Agreement Proceeds” has the meaning set forth in Granting Clause G of the Deed of Trust.

“Phase II Mall Space” means, collectively, the space in which the Phase II Hotel/Casino Retail Stores will be situated (which shall be leased by Phase II Mall Subsidiary pursuant to the Master Lease), the Phase II Mall Air Space (which shall be initially leased by Phase II Mall Subsidiary from LCR pursuant to the Phase II Mall Lease and eventually transferred from LCR to Phase II Mall Subsidiary upon its designation as one or more separate legal parcels in accordance with the Disbursement Agreement to become the Phase II Mall Air Parcel), the Phase II Mall Air Parcel and the Walgreens Air Space.

“Phase II Mall Subsidiary” is defined in the preamble.

“Phase II Mall Subsidiary Holding” is defined in the preamble.

“Phase II Mall Substantial Completion Date” shall have the meaning assigned to such term in the Disbursement Agreement.

“Potential Event of Default” shall have the meaning assigned to such term in the Construction Loan Agreement.

“Project Costs” is defined in the Disbursement Agreement.

 “Receivables” shall mean all of the Debtor’s accounts and accounts receivable, including, without limitation, all rights to payment for goods sold or leased or secured or for services rendered which are not evidenced by an instrument or chattel paper, all other present or future rights for money due or to become due, all of the accounts, chattel paper, instruments, promissory notes, contract rights, documents, other obligations and general intangibles for money due or to become due of any kind, in each case whether now existing or hereafter arising and wherever arising and whether or not earned by performance.

“Scotiabank” is defined in the preamble.

“Secured Obligations” is defined in Section 3.1.

“Supplemental Mall Cash Account” shall have the meaning assigned to such term in the Disbursement Agreement.

“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“Walgreens Air Space” shall have the meaning assigned to such term in the Deed of Trust.

“Walgreens Lease” means that certain commercial lease dated as of February 2004 between LCR, as tenant, and CAP II – Buccaneer, LLC, a New Mexico limited liability company, as landlord, assigned in accordance with the terms of the Construction Loan Agreement by LCR to Phase II Mall Subsidiary.

1.2                                 Construction Loan Agreement Terms.  Unless otherwise defined herein, all capitalized terms used herein which are defined in the Construction Loan Agreement shall have their respective meanings as used in the Construction Loan Agreement.  The rules of interpretation contained in the Construction Loan Agreement shall apply to this Agreement.

1.3                                 UCC Terms.  Unless otherwise defined herein or in the Construction Loan Agreement or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Agreement (whether or not capitalized herein), including its preamble and recitals, with such meanings.

2.                                       Assignment, Pledge and Grant of Security Interests.

2.1                                 Grant in Favor of Secured Parties.  To secure the timely payment and performance of the Secured Obligations, subject to compliance with applicable Nevada Gaming Laws, each Debtor does hereby grant and pledge to the Administrative Agent, on behalf and for the benefit of the Secured Parties, a First Priority security interest in all the estate, right, title and interest of such Debtor, whether now owned or hereafter acquired or arising and wheresoever located, whether or not of a type which may be subject to a security interest under the UCC, in, to and under the following “Collateral”):

(A)                              Construction Management Agreement (if, as or when any Debtor shall become party thereto);

(B)                                HVAC Services Agreements (if, as or when any Debtor shall become party thereto);

(C)                                COREA;

(D)                               Cooperation Agreement (if, as and when applicable to the Phase II Project);

(E)                                 Site Easements;

(F)                                 to the extent assignable, all Contracts;

(G)                                to the extent assignable, all other contracts, documents and agreements entered into on, prior to or after the date hereof, as the same may be amended from time to time in accordance with the terms and conditions of the Construction Loan Agreement and to the extent assignable any other agreements to which such Debtor is or becomes a party;

(H)                               Phase II Mall Sale Agreement and Phase II Mall SA Assignment Agreement;

(I)                                    to the extent assignable, the insurance policies now or hereafter maintained or required to be maintained by such Debtor under the Cooperation Agreement (if, as and when applicable to the Phase II Project), the COREA, Construction Loan Agreement or any other Project Document, including any such policies insuring against loss of revenues by reason of interruption of the operation of the Phase II Mall and all loss proceeds and other amounts payable to such Debtor thereunder, and all eminent domain proceeds;

(J)                                   to the extent assignable, all other agreements, now existing or hereafter entered into, including vendor warranties, indemnities, and guarantees running to such Debtor or assigned to such Debtor, including all such agreements relating to the construction, maintenance, improvement, operation or acquisition of the Phase II Mall or any part thereof, or the transport of material, equipment and other parts of the Phase II Mall or any part thereof;

(K)                               to the extent assignable, any other lease or sublease agreements or easement agreements, now existing or hereafter entered into, including all such agreements relating to the Phase II Mall or any part thereof or any ancillary facilities to which such Debtor is or becomes a party;

(L)                                 to the extent assignable, all amendments, supplements, substitutions and renewals to any of the aforesaid agreements;

(M)                            all rights of such Debtor to receive (i) monies due or to become due under or pursuant to the aforesaid agreements and (ii) proceeds of any insurance, indemnity, warranty or guaranty with respect to the aforesaid agreements;

(N)                               all claims of such Debtor for damages arising out of breach or default under any of the aforesaid agreements;

(O)                               the rights of such Debtor to terminate, amend, supplement, or modify any of the aforesaid agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

(P)                                 to the extent assignable, all Permits, including those described on Annex 5 hereto, necessary for or relating to the construction of the Phase II Mall;

(Q)                               the Phase II Mall Sale Agreement Proceeds and, to the extent assignable, all rents, profits, income, royalties, revenues, accounts, contracts, contract rights, chattel paper (whether tangible or electronic), documents, instruments (including promissory notes) and general intangibles (including tax refunds, all payment intangibles and software) and other rights of any kind and all rights in, to and under all security agreements, leases and other contracts securing or otherwise relating to any such rents, profits, income, royalties, revenues, accounts, contracts, contract rights, chattel paper (whether tangible or electronic), documents, instruments (including promissory notes), general intangibles (including tax refunds, all payment intangibles and software) or other rights and claims to the payment or receipt of money or other forms of consideration (including any intercompany notes held by any Debtor);

(R)                                all equipment in all of its forms and all parts thereof and accessions thereto (except to the extent such Debtor’s interest therein may not be assigned or a security interest therein may not be granted), including all plant, machinery, tools, engines, and equipment of any type, including control equipment and general equipment and devices, all computer equipment, calculators, adding machines and any other electronic equipment of every nature, appliances, mechanical and electrical systems, elevators, lighting, alarm systems, fire control systems, furnishings, furniture, service equipment, motor vehicles, building or maintenance equipment, building or maintenance materials, pipes and pipelines, spare parts, maps, plans, specifications, architectural, engineering, construction or shop drawings, manuals or similar documents and any replacements, renewals or substitutions for any of the foregoing;

(S)                                 all plant fixtures, business fixtures and other fixtures and storage and office facilities and accessions thereto and replacements thereof and products thereof;

(T)                                all inventory in all of its forms, including (i) all goods held by such Debtor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all supplies, raw materials, work in process, finished goods, and materials used or consumed in such Debtor’s business, (iii) all goods covered by any warehouse receipts, bills of lading or other such documents or in which such Debtor has an interest in mass or a joint or other interest or right of any kind and (iv) all goods which are returned to or repossessed by such Debtor and all accessions thereto and products thereof;

(U)                               all trademarks and service marks now owned or hereafter acquired by any Debtor which are registered in the United States Patent and Trademark Office or in any similar office or agency of the United States or any state thereof or any political subdivision thereof and any application for such trademarks and service marks, as well as any unregistered marks used and owned by such Debtor in the United States and trade dress, including logos, designs, trade names, business names, fictitious business names and other business identifiers in connection with which any of these registered or unregistered marks are used and owned by such Debtor in the United States (collectively, the “Marks”) including the Marks listed on Annex 2, together with the registration and right to renewals thereof, and the goodwill of the business of such Debtor symbolized by the Marks and all licenses associated therewith, it being understood that the rights and interests included herein shall include all rights and interests pursuant to licensing or other contracts in favor of such Debtor pertaining to the Marks presently or in the future owned or used by third parties but, in the case of third parties which are not Affiliates of such Debtor, only to the extent permitted by such licensing or other contracts and, if not so permitted, except with respect to the rights of such Debtor to receive payments thereunder, only with the consent of such third parties and provided, that the grant of a security interest shall not include any application for a Mark that may be deemed invalidated, canceled or abandoned due to the grant and/or enforcement of such security interest unless and until such time that the grant and/or enforcement of the security interest will not affect the validity of such Mark;

(V)                                all United States copyrights which such Debtor now or hereafter owns or has registered with the United States Copyright Office, as well as any application for a United States copyright registration now or hereafter made with the United States Copyright Office by such Debtor (collectively, the “Copyrights”) including, the Copyrights listed on Annex 3, and all United States patents to which such Debtor now or hereafter has title and any divisions or continuations thereof, as well as any application for a United States patent now or hereafter made by such Debtor (collectively, the “Patents”), including all Patents listed on Annex 4, and all reissues, renewals or extensions of each of them, it being understood that the rights and interests included herein shall include all rights and interests pursuant to licensing or other contracts in favor of such Debtor pertaining to the Copyrights and Patents presently or in the future owned or used by third parties but, in the case of third parties which are not Affiliates of such Debtor, except with respect to the rights of such Debtor to receive payments thereunder, only to the extent permitted by such licensing or other contracts and, if not so permitted, only with the consent of such third parties;

(W)                           all computer programs and software owned by such Debtor and all intellectual property rights therein and all other proprietary information of such Debtor, including trade secrets, it being understood that the rights and interests included herein shall include all rights and interests pursuant to licensing or other contracts in favor of such Debtor pertaining to computer programs and software presently or in the future owned or used by third parties but, in the case of third parties which are not Affiliates of such Debtor, only to the extent permitted by such licensing or other contracts and, if not so permitted, except with respect to the rights of such Debtor to receive payments thereunder, only with the consent of such third parties;

(X)                               to the extent not covered by any other clause of this Section 2.1 but subject to the exclusions specified above, all other trademarks, tradenames, tradesecrets, goodwill, business names, patents, patent applications, licenses and copyrights, registrations, and franchise rights owned by such Debtor;

(Y)                                to the extent not covered by any other clause of this Section 2.1 but subject to the exclusions specified above, all other general intangibles (including tax refunds, rights to payment or performance, choses in action and judgments taken on any rights or claims included in the Collateral);

(Z)                                contract rights in respect of agreements entered into with regard to the purchase of any furniture, fixtures and equipment for use in the Phase II Mall and any deposits paid in respect thereof;

(AA)                    all deposit accounts, securities accounts, securities entitlements, investment property and financial assets (including, without limitation, the Phase

II Mall Equity Account, the Phase II Mall Loan Proceeds Account, the Phase II Mall Cash Management Account and the Supplemental Mall Cash Account);

(BB)                        all letter of credit rights (whether or not the letter of credit is evidenced by a writing);

(CC)                        all commercial tort claims in which such Debtor has rights as set forth on Item G of Annex 1 or any supplement thereto;

(DD)                      all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section 2.1; and

(EE)                          the proceeds of all of the foregoing, including (a) all rights of such Debtor to receive proceeds, rents, profits and moneys due and to become due under or pursuant to the Assigned Agreements or any other Collateral; (b) all rights of such Debtor to receive the return of any premiums for, or proceeds of, any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements or any other Collateral or to receive any condemnation proceeds with respect thereto; (c) all claims of such Debtor for damages arising out of, or for breach of or default under, any Assigned Agreement or any other Collateral; (d) all rights of such Debtor to payment for goods or other property sold or leased or services performed by such Debtor; and (e) to the extent not included in the foregoing, all proceeds receivable or received when any and all of the Assigned Agreements or other foregoing other Collateral or proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily and (f) all rights of such Debtor to terminate, amend, supplement, modify or waive performance under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder.

Notwithstanding anything to the contrary contained herein, the term “Collateral” for purposes of this Section 2.1 shall not include (i) any capital stock, common stock, preferred stock, membership interest, partnership interest or any other equity interest of Phase II Mall Subsidiary Holding, Phase II Mall Subsidiary, any of their Subsidiaries or any other Person held by Phase II Mall Subsidiary Holding, Phase II Mall Subsidiary or any of their Subsidiaries, (ii) gaming equipment, gaming tables, and video game and slot machines, (iii) any assets which if pledged, hypothecated or given as collateral security would require any Debtor to seek approval of any Nevada Gaming Authority of the pledge, hypothecation or collateralization, or require the Administrative Agent or any Secured Party to be licensed, qualified or found suitable by an applicable Nevada Gaming Authority, and (iv) any contracts, contract rights, permits or general intangibles, which by their terms or the operation of law prohibit or do not allow assignment or require any consent for assignment which has not been obtained or which would be breached by virtue of a security interest being granted therein (collectively, the “Excluded Collateral”).

2.2                                 Delivery of Assigned Agreements.  Each Debtor has heretofore delivered, or concurrently with the delivery hereof, is delivering to the Administrative Agent an executed counterpart or certified copy of each of the Assigned Agreements executed on or prior to the Closing Date .  Each Debtor will likewise deliver to the Administrative Agent an executed copy of each Assigned Agreement not yet delivered and each Material Contract entered into by Debtors and amendments and supplements to the foregoing, as they are entered into by Debtor promptly upon the execution thereof.  Each Debtor will, at the reasonable request of the Administrative Agent, further:  (1) mark conspicuously each item of chattel paper and each of its records pertaining to the Collateral, with a legend, in form and substance reasonably satisfactory to the Administrative Agent, indicating that such Collateral is subject to the security interest granted hereby, (ii) at the reasonable request of the Administrative Agent, deliver and pledge to the Administrative Agent hereunder all promissory notes and other instruments and all original counterparts of chattel paper constituting Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Administrative Agent.  Notwithstanding anything to the contrary contained herein, no such future lease, construction agreement, operation agreement or other material agreement may be entered into by Debtor unless such lease, construction agreement, operation agreement or other material agreement is not in violation of the Construction Loan Agreement.

2.3                                 Debtors to Remain Liable.  Notwithstanding anything to the contrary contained herein, Debtors shall remain liable under each of the Assigned Agreements to perform all of the obligations undertaken by them thereunder, all in accordance with and pursuant to the terms and provisions thereof and take such action to such end as requested by the Administrative Agent, and the Secured Parties shall have no obligation or liability under any of such Assigned Agreements by reason of or arising out of this Agreement, nor shall the Administrative Agent or any other Secured Party be required or obligated in any manner to perform or fulfill any obligations of Debtors thereunder or to make any payment or inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim or take any action to collect or enforce the payment of any amounts which may have been assigned to the Secured Parties or to which such Secured Party may be entitled at any time.

2.4                                 Action by Administrative Agent and Secured Parties to Cure Certain Defaults.  If any default by a Debtor under any of the Assigned Agreements shall occur and be continuing that constitutes an Event of Default, then any of the Administrative Agent and the Secured Parties shall be permitted (but shall not be obligated) to remedy any such default by giving written notice of such intent to Debtors and to the parties to the Assigned Agreement or Assigned Agreements for which such of the Administrative Agent and the Secured Parties intends to remedy the default.  After giving such notice of its intent to cure such default and upon the commencement thereof, the Administrative Agent or the Secured Parties, as applicable, will proceed diligently to cure such default.  Any cure by the Administrative Agent or any of the Secured Parties of Debtor’s default under any of the Assigned Agreements shall not be construed as an assumption by the Administrative Agent or any of the other Secured Parties of any obligations, covenants or agreements of Debtors under such Assigned Agreement, and neither the Administrative Agent nor any of the Secured Parties shall be liable to any Debtor or any other Person as a result of any actions undertaken by the Administrative Agent or any of the Secured Parties pursuant hereto or pursuant to any Consent or in curing or attempting to cure any such default.  This Agreement shall not be deemed to release or to affect in any way the obligations of Debtors under the Assigned Agreements or the rights of Administrative Agent hereunder with respect to the exercise of remedies.

2.5                                 Restrictions on Modification of Assigned Agreements.  Debtor shall not without the consent of the Administrative Agent (such consent not to be unreasonably withheld):

(a)                                  cancel or terminate any of the Assigned Agreements or consent to or accept any cancellation or termination thereof;

(b)                                 amend or otherwise modify the Assigned Agreements or give any consent, waiver or approval thereunder;

(c)                                  waive any default under or breach of the Assigned Agreements;

(d)                                 consent to or permit or accept any prepayment of amounts to become due under or in connection with the Assigned Agreements, except as expressly provided therein; or

(e)                                  take any other action in connection with the Assigned Agreements that would impair the value of the interest or rights of Debtor thereunder or that would impair the interest or rights of the Secured Parties.

Notwithstanding the foregoing, Debtors may take any actions otherwise prohibited under this Section 2.6 to the extent such actions are not in violation of the Construction Loan Agreement.  Further, Debtors shall not sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral except to the extent that such sale, assignment or other disposition is not in violation of the Construction Loan Agreement, so long as such agreement by its terms restricts the sale, assignment or other disposition of Collateral.

3.                                       Obligations Secured.

3.1                                 Secured Obligations.  This Agreement secures, and all of the Collateral is collateral security for (i) the Obligations, (ii) any and all sums advanced by any of the Secured Parties in order to preserve the Collateral or preserve Secured Parties’ security interest in the Collateral (or the priority thereof), (iii) the expenses of any Secured Parties of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of Debtors referred to above, or of any exercise by the Secured Parties of their rights hereunder, together with reasonable attorneys’ fees and disbursements and court costs, (iv) any and all obligations of Debtors to the Administrative Agent and any other agents in respect of costs, fees, indemnification or otherwise under this Agreement whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated and whether or not jointly owed with others and (v) any of the foregoing obligations that are paid to the extent all or any portion of such payment is avoided or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer or otherwise (collectively, the “Secured Obligations”).

4.                                       Representations and Warranties of Debtor.

Each Debtor represents and warrants as of the date hereof as follows:

4.1                                 Such Debtor has not assigned any of its rights under the Assigned Agreements except as expressly permitted under the Construction Loan Agreement.

4.2                                 Except as otherwise permitted by the Construction Loan Agreement such Debtor has not executed and is not aware of any effective financing statement, security agreement or other instrument similar in effect covering all or any part of the Collateral, except such as may have been filed in accordance with the terms of this Agreement in favor of the Secured Parties.

4.3                                 Except as otherwise permitted by the Construction Loan Agreement and as provided in Sections 4.5 and 4.6 hereof, such Debtor is lawfully possessed of ownership of the Collateral and has full right, title and interest in and to all rights purported to be granted to it under the Assigned Agreements (to the extent such Debtor is a party to such Assigned Agreements as of the date hereof), not subject to any Liens except Permitted Liens.  Such Debtor has full power and lawful authority to grant and assign the Collateral hereunder and all consents of third parties required in connection therewith have been obtained.

4.4                                 Except as set forth in Item C of Annex 1, such Debtor does not do business, and for the previous five years has not done business, under any fictitious business names or trade names.

4.5                                 To the knowledge of such Debtor, such Debtor is the true, lawful and exclusive owner of the Marks listed in Annex 2 in connection with Debtor’s present business, except those listed as being held under a non-exclusive license, and said listed Marks include all of such Debtor’s United States federal registrations or applications registered in the United States Patent and Trademark office.  To the knowledge of such Debtor, such Debtor owns or is licensed to use all Marks in connection with its present business that are material to its business.  Such Debtor is aware of no material third party claim that any aspect of such Debtor’s present or contemplated business operations infringes or will infringe on any such third party’s rights to such Marks.  Such Debtor is the owner of record of all United States registrations and applications listed in Annex 2 hereto and that, to the knowledge of such Debtor, said registrations are valid, subsisting, have not been canceled and that such Debtor is not aware of any material third-party claim that any of said registrations is invalid or unenforceable.

4.6                                 To the knowledge of such Debtor, such Debtor is the true, lawful and exclusive owner of all rights in the Copyrights listed in Annex 3 hereto and in the Patents listed in Annex 4 hereto.  Said listed Patents include all the United States patents and applications for United States patents that such Debtor owns and said listed Copyrights constitute all the United States copyrights registered in the United States Copyright Office and applications for United States copyrights that it now uses or practices under that are material to its business.  Such Debtor is aware of no material third party claim that any aspect of such Debtor’s present or contemplated business operations infringes or will infringe on any such third party’s rights to any patent or any copyright.

4.7                                 All notes and other instruments (excluding checks) comprising any and all items of Collateral have been delivered to the Administrative Agent duly endorsed and accompanied by duly executed instruments of transfer or assignment in blank.

4.8                                 The jurisdiction in which each Debtor is located for purposes of Sections 9-301 and 9-307 of the UCC is set forth in Item A of Annex 1 hereto.  Set forth in Item B of Annex 1 is each location a secured party would have filed a UCC financing statement prior to July 1, 2001 to perfect a security interest in equipment, inventory and general intangibles owned by each Debtor.  No Debtor has any trade names other than those set forth in Item C of Annex 1 hereto.  During the four (4) months preceding the date hereof, no Debtor has been known by any legal name different from the one set forth on the signature page hereto, nor has such Debtor been the subject of any merger or other corporate reorganization, except as set forth in Item D of Annex 1 hereto.  The name set forth on the signature page is the true and correct name of such Debtor.  Each Debtor’s federal taxpayer identification number is (and, during the four (4) months preceding the date hereof, such Debtor has not had a federal taxpayer identification number different from that) set forth in Item E of Annex 1 hereto.  If the Collateral of any Debtor includes any inventory located in the State of California, such Debtor is not a “retail merchant” within the meaning of Section 9102 of the California UCC.  No Debtor is a party to any federal, state or local government contract except as set forth in Item F of Annex 1 hereto.

4.9                                 This Agreement creates a valid security interest in the Collateral securing the payment of the Secured Obligations; provided that with respect to Marks, Copyrights and Patents and any other intellectual property included as Collateral herein, this representation shall only extend to such Marks, Copyrights and Patents that are the subject of United States federal registrations or applications.  Each Debtor has filed or caused to be filed all financing statements in the appropriate offices therefor (or has authenticated and delivered to the Administrative Agent financing statements suitable for filing in such offices) and has taken all of the actions necessary to create perfected and (subject to Permitted Liens) first priority security interests in the Collateral, other than (a) any deposit accounts, securities accounts and investment accounts (and related investment property and financial assets) for which a control agreement relating to such accounts is not required to be obtained by Debtors under Section 5.13, (b) letter of credit rights except to the extent the issuer of such letter of credit has consented to an assignment of the proceeds of such letter of credit, (c) aircraft, and (d) motor vehicles and mobile goods.

5.                                       Covenants of Debtors.

Each Debtor covenants as follows:

5.1                                 Any action or proceeding to enforce this Agreement after an Event of Default has occurred and is continuing under any Assigned Agreement may be taken by the Administrative Agent either in such Debtor’s name or in the Administrative Agent’s name, as the Administrative Agent may deem necessary.

5.2                                 Such Debtor will, so long as any Obligations shall be outstanding, warrant and defend its title to the Collateral and the interests of the Administrative Agent and the Secured Parties in the Collateral against any claim or demand of any persons (other than Permitted Liens) which could reasonably be expected to materially and adversely affect such Debtor’s title to, or the Secured Parties right or interest in, such Collateral.

5.3                                 Such Debtor will at all times keep accurate and complete records of the Collateral.  Such Debtor shall, at its own expense, permit representatives of the Administrative Agent, upon reasonable prior notice, and in accordance with the Construction Loan Agreement, at any time during normal business hours of such Debtor to inspect and make abstracts from such Debtor’s books and records pertaining to the Collateral subject to a confidentiality undertaking in form and substance reasonably satisfactory to Debtors.  Upon the occurrence and during the continuation of any Event of Default, at the Administrative Agent’s request, Debtors shall promptly deliver copies of any and all such records to the Administrative Agent.

5.4                                 Unless waived in writing by the Administrative Agent, such Debtor shall give the Administrative Agent at least forty-five (45) days’ notice before it changes its name, identity, corporate structure, location of its principal place of business or location of its chief executive office and shall at the expense of such Debtor execute and deliver such instruments and documents as may reasonably be required by the Administrative Agent to maintain a prior perfected security interest in the Collateral.

5.5                                 Such Debtor will keep and maintain the Collateral in good condition, working order and repair and from time to time will make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable toward such end.  Such Debtor will not misuse the Collateral, or allow it to deteriorate except for the ordinary wear and tear of its normal and expected use in such Debtor’s business in accordance with such Debtor’s policies as then in effect (provided that no changes are made to such Debtor’s policies as in effect on the date hereof that would be materially adverse to the interests of the Secured Parties), and will comply in all material respects with all laws, statutes and regulations pertaining to the use or ownership of the Collateral.  Such Debtor will promptly notify the Administrative Agent regarding any material loss or damage to any material Collateral or portion thereof; provided, however, that the foregoing provisions exclude normal wear and tear to the Collateral, items that such Debtor reasonably believes are no longer necessary to the successful operation of its business and the disposition of obsolete items.  Such Debtor will not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral.  Nothing contained in this Section 5.5 shall prohibit such Debtor from taking any action or refraining from taking any action permitted by the Construction Loan Agreement.

5.6                                 Upon the reasonable request of the Administrative Agent, such Debtor will promptly deliver to such Person records and schedules that show the status, condition and location of the Collateral, including accounts receivable aging reports and other reports reasonably requested by such Person, all in reasonable detail; and will promptly notify the Administrative Agent in writing of any event, or change of law, regulation, business practice, or business condition that may materially adversely affect the value of the Collateral.  The Administrative Agent shall have the right to review and verify such records, schedules, financial information and notices, and such Debtor will reimburse each such Person for all costs incurred thereby.  Such review and verification shall include the right of the Administrative Agent to contact account debtors to confirm balances owing on and the terms of Receivables, provided that an Event of Default has occurred and is continuing.

5.7                                 Except as otherwise provided in this Section 5.7, such Debtor shall continue to collect at its own expense, all amounts due or to be become due to such Debtor under the Receivables.  In connection with such collections, such Debtor may take (and, at the

Administrative Agent’s direction when an Event of Default has occurred and is continuing, shall take) such action as such Debtor or the Administrative Agent after consultation with such Debtor reasonably deem necessary or advisable to enforce collection of the Receivables; provided, however, that such Debtor shall not adjust, settle, sell with recourse, sell for less than face value or compromise the amount or payment of any Receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon, other than adjustments, settlements, or discounts that are in accordance with such Debtor’s policies as then in effect; provided that no changes are made to such Debtor’s policies as in effect on the date hereof that would be materially adverse to the interests of the Secured Parties.  The Administrative Agent shall have the right at any time after the occurrence and during the continuation of an Event of Default to notify the account debtors or obligors under any of the Receivables of the assignment of such Receivables to the Secured Parties and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Debtor thereunder directly to the Administrative Agent or to such Secured Parties as Administrative Agent may direct in accordance with the Construction Loan Agreement and, upon such notification and at the expense of such Debtor, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, as the Administrative Agent may deem appropriate in its sole discretion.  After the occurrence and during the continuation of an Event of Default (i) all amounts and proceeds (including instruments) received by such Debtor in respect of the Receivables shall be received in trust for the benefit of the Secured Parties hereunder and, upon notice from the Administrative Agent, shall be segregated from other funds of such Debtor and shall be forthwith paid over to the Administrative Agent or to such Secured Parties as Administrative Agent may direct in the same form as so received (with all necessary or appropriate endorsements) to be held as cash collateral and applied as provided by Section 8, and (ii) such Debtor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

5.8                                 Such Debtor shall pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided that such Debtor shall in any event pay such taxes, assessments, charges, levies or claims not later than five (5) days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Debtor or any of the Collateral as a result of the failure to make such payment.

5.9                                 Each Debtor hereby agrees to give notice to the Administrative Agent by delivering a supplement to Item G of Annex 1, upon acquiring any commercial tort claim it reasonably believes to be in excess of $2,000,000 and agrees to take any actions reasonably requested by Administrative Agent to perfect a security interest therein.

5.10                           Each Debtor agrees to use commercially reasonable efforts to cause each issuer of a letter of credit in an amount in excess of $1,000,000 under which such Debtor has letter of credit rights to consent to an assignment of the proceeds of such letter of credit to the Administrative Agent.

5.11                           Marks.

(A)                              Each such Debtor hereby agrees not to sell, assign (by operation of law or otherwise) or otherwise dispose of any right under any material Mark that such Debtor is required to maintain under Section 5.11 hereof except as permitted by the Construction Loan Agreement, absent prior written approval of the Administrative Agent, such approval not to be unreasonably withheld or delayed.  Each such Debtor agrees to use such Marks in interstate commerce in a manner that is sufficient to preserve such Marks as trademarks or service marks registered under the laws of the United States.

(B)                                Each such Debtor shall, at its own expense, diligently prosecute all applications for Marks listed in Annex 2 hereto and further, for all of its material registered Marks, shall diligently process all documents required by the Trademark Act of 1946, 15 U.S.C. §§ 1051 et seq. to maintain trademark registration, including affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office pursuant to 15 U.S.C. §§ 1058(a), 1059 and 1065, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing or affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed; provided that such Debtor shall not be obligated to maintain any Mark in the event that such Debtor determines, in its reasonable business judgment, that the maintenance of such Mark is no longer necessary or desirable in the conduct of its business.  Each Debtor agrees to notify the Administrative Agent three (3) months prior to the date on which the affidavits of use or the applications for renewal registration are due with respect to any material registered Mark.

(C)                                If any material Mark registration certificate is issued hereafter to a Debtor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within thirty (30) days of receipt of such certificate confirming such registration such Debtor shall deliver a copy of such certificate, and a grant of security in such Mark on behalf of the Secured Parties to the Administrative Agent, confirming the grant thereof hereunder together with all cover sheets or other documents or instruments required to be filed with the United States Patent and Trademark Office in order to create or perfect a lien in respect of such Mark.

(D)                               Each Debtor agrees, promptly upon learning thereof, to notify the Administrative Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who such Debtor believes is infringing or otherwise violating any of such Debtor’s rights to any material Mark, or with respect to any party claiming that such Debtor’s use of any such Mark violates in any material respect any property right of that party.  Such Debtor further agrees, unless otherwise agreed by the Administrative Agent, diligently to prosecute any Person infringing any material Mark.

5.12                           Patents and Copyrights.  Each Debtor hereby agrees not to sell, assign (by operation of law or otherwise), or otherwise dispose of any right under any material Patent or Copyright except as permitted by the Construction Loan Agreement, absent prior written approval of the Administrative Agent, such approval not to be unreasonably withheld or delayed.

(A)                              Each Debtor shall, at its own expense, diligently prosecute all applications for material Copyrights and material Patents listed in Annex 3 and Annex 4 hereto, respectively, and shall not abandon any such application prior to exhaustion of all reasonable administrative and judicial remedies, absent written consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed.  Each Debtor shall do all acts and things reasonably necessary to maintain the Copyrights and Patents listed in Annex 3 and Annex 4, respectively, and all Patents and Copyrights hereafter obtained or acquired by such Debtor, including, without limitation, making timely payment of all post-issuance fees required pursuant to 35 U.S.C. § 41 to maintain in force rights under each Patent.

(B)                                Within thirty (30) days of acquisition of a Patent or Copyright, or of filing of an application for a Patent or Copyright by a Debtor, such Debtor shall deliver to the Administrative Agent a copy of said Patent or Copyright or such application, as the case may be, with a grant of security as to such Patent or Copyright, as the case may be, confirming the grant thereof hereunder together with all cover sheets or other documents or instruments required to be filed with the United States Patent and Trademark Office in order to create or perfect a lien in respect of such Patent or Copyright.

(C)                                Each Debtor agrees, promptly upon learning thereof, to notify the Administrative Agent in writing of the name and address of, and to furnish such pertinent information available to such Debtor with respect to any party who Debtor believes is infringing or otherwise violating any of such Debtor’s rights in any material Patent or material Copyright, or with respect to any party claiming that Debtor’s practice of any Patent or use of any Copyright violates any property right of that third party.  Each Debtor further agrees, unless otherwise agreed by the Administrative Agent, diligently to prosecute any Person infringing any material Patent or material Copyright.

5.13                           Accounts.  With respect to any deposit accounts, securities accounts, investment accounts or like accounts, at the request of the Syndication Agent or the Administrative Agent, Debtors shall use commercially reasonable efforts to obtain, within sixty (60) days from the Closing Date, from the financial institutions with whom such accounts are maintained agreements with the Administrative Agent and Debtors in form and substance reasonably satisfactory to the Administrative Agent and Debtors pursuant to which control over such account is granted to the Administrative Agent and pursuant to which such financial institution confirms and acknowledges the security interest of Secured Parties in such account and waives its right of set-off with respect to amounts held therein.  From and after sixty (60) days from the Closing Date, Debtors will provide a list of such accounts and copies of such control agreements to the Administrative Agent and take such further actions and execute such further documents in connection therewith as the Administrative Agent may reasonably request in order to perfect or maintain the perfection of the security interest of Secured Parties in such accounts.

5.14                           Future Material Contracts.  If any Debtor enters into any Material Contract related to the construction of the Phase II Mall after the date hereof, such Debtor shall (i) deliver to the Administrative Agent an executed counterpart or certified copy of such Material Contract and (ii) shall cause the counterparty to such additional Material Contract to enter into a Consent to such assignment, such Consent to be in substantially the form of Exhibit J to the Construction Loan Agreement (subject to any changes thereto requested by such party and reasonably satisfactory to the Administrative Agent).

6.                                       Remedies Upon Event of Default.

6.1                                 Subject to compliance with applicable Nevada Gaming Laws, if any Event of Default shall have occurred and be continuing, the Administrative Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and also may (a) require Debtors to, and Debtors hereby agree that they will at their expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make the same available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties, (b) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (c) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Administrative Agent deems appropriate, (d) take possession of Debtors’ premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Debtors’ equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (c) and collecting any Obligation, and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Administrative Agent may deem commercially reasonable.  The Administrative Agent or any of the Secured Parties may be the purchaser of any or all of the Collateral at any such sale and the Administrative Agent as agent for and representative of the Secured Parties shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Debtors, and Debtors hereby waive (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which they now have or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Debtors agree that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to Debtors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Administrative Agent may adjourn any public or private sale (as the Administrative Agent may elect), which sale may be conducted by an employee or representative of the Administrative Agent, from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Debtors, in dealing with or disposing of the Collateral or any part thereof, hereby waive, to the extent permitted by applicable Legal Requirements, all rights, legal and equitable, it may now or hereafter have to require marshaling of assets or to require, upon foreclosure, sales of assets in a particular order.  Each successor and assign of Debtors, including a holder of a lien subordinate to the lien created hereby (without implying that any Debtor has, except as expressly provided in the Construction Loan Agreement, a right to grant an interest in, or a subordinate lien on, any of the Collateral), by acceptance of its interest or lien agrees that it shall be bound by the above waiver, to the same extent as if such holder gave the waiver itself.  Debtors also hereby waive, to the full extent permitted by applicable Legal Requirements, the benefit of all laws providing for rights of appraisal, valuation, stay, extension or redemption after foreclosure now or hereafter in force.  Debtors hereby waive all claims against the Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree.  If the Administrative Agent sells any Collateral upon credit, Debtors will be credited only with payments actually made by the purchaser, received by the Administrative Agent and applied to the indebtedness of the purchaser.  In the event the purchaser fails to pay for the Collateral, the Administrative Agent may resell the Collateral and Debtors shall be credited with the proceeds of the sale.  In the event the Administrative Agent shall bid at any foreclosure or trustee’s sale or at any private sale permitted by applicable Legal Requirements or this Agreement or the Construction Loan Agreement, the Administrative Agent may bid all or less than the amount of the Obligations.  If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Obligations, Debtors shall be liable for the deficiency and the reasonable fees of any attorneys employed by the Administrative Agent to collect such deficiency.  Upon written demand from the Administrative Agent, each Debtor shall execute and deliver to the Administrative Agent an assignment or assignments of the Patents, Copyrights, and Marks and such other documents as are necessary or appropriate to carry out the intent and purposes of this Agreement.  Each Debtor agrees that such an assignment and/or recording shall be applied to reduce the Obligations outstanding only to the extent that the Administrative Agent receives cash proceeds in respect of the sale of, or other realization upon, the Collateral.

7.                                       Remedies Cumulative; Delay Not Waiver.

7.1                                 No right, power or remedy herein conferred upon or reserved to the Administrative Agent is intended to be exclusive of any other right, power or remedy and every such right, power and remedy shall, to the extent permitted by applicable Legal Requirements, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.  Resort to any or all security now or hereafter held by the Administrative Agent or any other Secured Party may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.  If the Administrative Agent may, under applicable Legal Requirements, proceed to realize its benefits under this Agreement or any other Loan Document giving the

Administrative Agent a Lien upon any Collateral, whether owned by Debtors or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, the Administrative Agent may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of the rights and remedies of the Administrative Agent under this Agreement.

7.2                                 No delay or omission of the Administrative Agent to exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Agreement may be exercised from time to time, and as often as shall be deemed expedient, by the Administrative Agent.

8.                                       Application of Proceeds.

All proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied to repay the Obligations as provided in the Construction Loan Agreement.

9.                                       Attorney-In-Fact.

Subject to compliance with applicable Nevada Gaming Laws, each Debtor hereby irrevocably appoints the Administrative Agent, acting for and on behalf of itself and the other Secured Parties and each successor and assign of the Administrative Agent and the other Secured Parties, the true and lawful attorney-in-fact of such Debtor, with full power and authority in the place and stead of such Debtor and in the name of such Debtor, the Administrative Agent or otherwise, subject to the terms of the Construction Loan Agreement, this Agreement and applicable Legal Requirements, to enforce all rights, interests and remedies of such Debtor with respect to the Collateral from time to time upon and following the occurrence and continuation of an Event of Default or Potential Event of Default in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a)                                  to obtain and adjust insurance required to be maintained by Debtors or paid to the Administrative Agent pursuant to this Agreement;

(b)                                 to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)                                  to elect remedies thereunder and to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above;

(d)                                 to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral;

(e)                                  to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Administrative Agent in its sole discretion, any such payments made by the Administrative Agent to become obligations of Debtor to the Administrative Agent, due and payable immediately without demand;

(f)                                    to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the Collateral; and

(g)                                 upon the occurrence and during the continuation of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent’s option and Debtors’ expense, at any time or from time to time, all acts and things that the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Debtor might do.

10.                                 The Administrative Agent May Perform.

Upon the occurrence and during the continuance of an Event of Default, if Debtor fails to perform any agreement contained herein within the applicable period (if any) provided for performance, the Administrative Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Administrative Agent incurred in connection therewith shall be part of the Obligations of the relevant Secured Parties.

11.                                 Perfection; Further Assurances.

11.1                           Each Debtor agrees that from time to time, at the expense of such Debtor, such Debtor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary, or that the Administrative Agent may reasonably request, in order to perfect and protect the assignment and security interest granted, ensure the continued perfection of, purported or intended to be granted hereby in favor of the Secured Parties or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, each Debtor shall (i) if any Collateral shall be evidenced by a promissory note or other instrument in excess of $50,000, deliver and pledge to the Administrative Agent for the benefit of the Secured Parties granted a security interest in such Collateral such note or instrument duly endorsed without recourse, and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Administrative Agent, (ii) execute and deliver to the Administrative Agent such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be reasonably necessary or desirable or as such Secured Parties may reasonably request or, in order to perfect and preserve the assignments and security interests granted, purported or intended to be granted hereby in favor of the relevant Secured Parties and (iii) at the Administrative Agent’s reasonable request, appear in and defend any action or proceeding that may affect Debtor’s title to or the Administrative Agent’s or any of the Secured Parties security interest in all or any part of the Collateral.  If any Debtor shall at any time acquire a material commercial tort claim, as defined in the UCC, such Debtor shall promptly notify the Administrative Agent in writing signed by such Debtor of the brief details thereof and grant to the Administrative Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

11.2                           Each Debtor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral in which such Secured Party has been granted a security interest.

11.3                           Each Debtor shall pay all filing, registration and recording fees and all refiling, re-registration and re-recording fees, and all reasonable expenses incident to the execution and acknowledgment of this Agreement, any assurance, and all federal, state, county and municipal stamp taxes and other taxes (other than income taxes), duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, any agreement supplemental hereto, any financing statements, and any instruments of further assurance.

11.4                           Each Debtor shall, promptly upon request, provide to the Administrative Agent, all information and evidence it may reasonably request concerning the Collateral to enable the Administrative Agent to enforce the provisions of this Agreement.

12.                                 Place of Business; Location of Records.

Unless the Administrative Agent is otherwise notified under Section 5.4, the place of business and chief executive office of each Debtor is, and all records of such Debtor concerning the Collateral are and will be, located at the address of such Debtor set forth on the signature pages to this Agreement.

13.                                 Continuing Assignment and Security Interest; Transfer of Debt.

This Agreement shall create a continuing assignment of, and security interest in, the Collateral and shall (a) remain in full force and effect until payment in full of all Obligations, (b) be binding upon each Debtor, its successors and assigns; provided, however, that the obligations of each Debtor, its successors and assigns hereunder may not be assigned without the prior written consent of the Administrative Agent, and (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent, its successors, transferees and assigns, the other Secured Parties and their respective successors, transfers and assigns (whether as a result of a refinancing or otherwise).  Without limiting the generality of the foregoing but subject to the terms of the Construction Loan Agreement, the Secured Parties may assign or otherwise transfer all or any part of or interest in the Construction Loan Agreement or other evidence of indebtedness held by them to any other Person to the extent permitted by the Construction Loan Agreement, and such other Person shall thereupon become vested with all or an appropriate part of the benefits in respect thereof granted to the Secured Parties herein or otherwise.  The release of the security interest in any or all of the Collateral, the taking or acceptance of additional security, or the resort by any Secured Party or the Administrative Agent to any security it may have in any order it may deem appropriate, shall not affect the liability of any person on the Obligations secured hereby.  If this Agreement shall be terminated or revoked by operation of law, each Debtor will indemnify and save the Secured Parties harmless from any loss which may be suffered or incurred by the Secured Parties in acting hereunder prior to the receipt by the Administrative Agent, its successors, transfers, or assigns of notice of such termination or revocation.  Each Debtor acknowledges and agrees that, pursuant to and in accordance with the terms of the Construction Loan Agreement, one or more additional or successor Administrative Agents, or other agents or representatives of the Administrative Agent or other secured Parties may be appointed, by written notice to each Debtor, and such person or persons shall be entitled to exercise or perform all or a portion of the duties or obligations of the Administrative Agent hereunder in accordance with the terms of such appointment.

14.                                 Termination and Release of Security Interest.

14.1                           On the Termination Date, the security interest granted under Section 2.1 in favor of the Administrative Agent on behalf of the Secured Parties shall terminate.  Upon any such termination, the Administrative Agent will, at Debtors’ expense, execute and deliver to Debtors such documents (including, without limitation, UCC-3 termination statements which, upon such delivery, Debtors shall be authorized to file in the appropriate filing offices) as Debtors shall reasonably request to evidence such termination.

14.2                           In the event that any part of the Collateral is sold, transferred or otherwise disposed of in accordance with the Construction Loan Agreement or is otherwise released in accordance with the Construction Loan Agreement or with the consent of the Requisite Lenders, such Collateral will be sold, transferred or otherwise disposed of, and released free and clear of the Liens created by this Agreement and the Administrative Agent, at the request and expense of the relevant Debtor, will duly and promptly assign, transfer, deliver and release to the applicable Debtor or its designee (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold, transferred or otherwise disposed of or released.  In connection with any disposition or release pursuant to this Section 14.2, the Administrative Agent shall, at Debtors’ expense, execute and deliver to Debtors such documents (including UCC-3 termination statements which, upon such delivery, Debtors shall be authorized to file in the appropriate filing offices) as Debtors may reasonably request.

15.                                 Indemnity and Expenses.

To the extent not covered by the Construction Loan Agreement, the Debtors agree, jointly and severally, to indemnify the Administrative Agent and each other Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including enforcement of this Agreement), except claims, losses or liabilities resulting from such Secured Party’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

16.                                 Attorneys’ Fees.

In the event any legal action or proceeding (including any of the remedies provided for herein or at law) is commenced to enforce or interpret this Agreement or any provision thereof, Debtors shall indemnify each of the Secured Parties and the Administrative Agent for their reasonable attorneys’ fees and other costs and expenses incurred therein, and if a judgment or award is entered in any such action or proceeding, such reasonable attorneys’ fees and other costs and expenses may be made a part of such judgment or award.

17.                                 Amendments; Waivers; Consents.

No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by Debtors therefrom, shall in any event be effective unless effected in accordance with Section 9.6 of the Construction Loan Agreement.

18.                                 Notices.

Unless otherwise specifically provided herein or in the Construction Loan Agreement, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to the Administrative Agent shall not be effective until received; provided further, any such notice or other communication shall at the request of the Administrative Agent be provided to any sub-agent appointed pursuant to Section 8.2.F of the Construction Loan Agreement as designated by the Administrative Agent from time to time.  For the purposes hereof, the address of each party hereto shall be as set forth under such party’s name on the signature pages hereto or such other address as shall be designated by such Person in a written notice delivered to the other parties hereto or, with respect to any Debtors that, subsequent to the date hereof, are required to execute a supplement in accordance with Section 30, at the address set forth for notices in such supplement.

19.                                 Governing Law.

Subject to the application of Nevada Gaming Laws, this Agreement, including all matters of construction, validity, performance and the creation, validity, enforcement or priority of the lien of, and security interests created by, this Agreement in or upon the Collateral shall be governed by the laws of the state of New York, without reference to conflicts of law (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law), except as required by mandatory provisions of law and except to the extent that the validity or perfection of the lien and security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the state of New York.

20.                                 Consent to Jurisdiction and Service of Process.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST DEBTORS ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.

BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH DEBTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

(I)                                    ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(II)                                WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(III)                            AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO DEBTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 18;

(IV)                           AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER DEBTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

(V)                               AGREES THAT ADMINISTRATIVE AGENT RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST EACH DEBTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

(VI)                           AGREES THAT THE PROVISIONS OF THIS SECTION 20 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

21.                                 Reinstatement.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by any Secured Party in respect of the Obligations is rescinded or must otherwise be restored or returned by such Secured Party upon the insolvency, bankruptcy, reorganization or liquidation or otherwise of a Debtor or upon the dissolution of, or appointment of any intervenor or conservator of, or trustee or similar official for, a Debtor or any substantial part of a Debtor’s assets, or otherwise, all as though such payments had not been made.  Debtors shall pay the Administrative Agent on demand all of its reasonable costs and expenses (including reasonable fees of counsel) incurred by the Administrative Agent in connection with such rescission or restoration.

22.                                 Severability.

The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

23.                                 Survival of Provisions.

All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Construction Loan Agreement and extensions of credit thereunder.  Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements, representations and warranties of Debtors set forth herein shall terminate only upon full repayment of the Obligations.

24.                                 Headings Descriptive.

The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

25.                                 Entire Agreement.

This Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

26.                                 Time.

Time is of the essence of this Agreement.

27.                                 Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

28.                                 Waiver of Jury Trial.

EACH DEBTOR AND THE ADMINISTRATIVE AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP AMONG THEM THAT IS BEING ESTABLISHED.  EACH DEBTOR AND THE ADMINISTRATIVE AGENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT IT HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT IT WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH SUCH PERSON FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

29.                                 Responsibilities of the Administrative Agent.

The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Collateral granted for the benefit of the Secured Parties and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral, it being understood that the Administrative Agent shall have no responsibility for (a) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral) to preserve rights against any parties with respect to any Collateral; (b) taking any necessary steps to collect or realize upon the Obligations or any guarantee therefor, or any part thereof, or any of the Collateral; or (c) taking any action to protect against any diminution in value of the Collateral, but, in each case, the Administrative Agent may do so and all expenses reasonably incurred in connection therewith shall be part of the Obligations.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which such Person accords its own property of like kind.

30.                                 Additional Debtors.

Upon the execution and delivery by any other Person of a supplement in the form of Exhibit A hereto, such Person shall become a “Debtor” hereunder with the same force and effect as if it were originally a party to this Agreement and named as a “Debtor” hereunder.  The execution and delivery of such supplement shall not require the consent of any other Debtor hereunder, and the rights and obligations of each Debtor hereunder shall remain in full force and effect notwithstanding the addition of any new Debtor as a party to this Agreement.

31.                                 Joint and Several Obligations.

The provisions of Section 2.9 of the Construction Loan Agreement are incorporated herein by reference and each Debtor agrees that the provisions of the aforesaid sections shall apply with respect to each Debtor hereunder.

[Signature page follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the day and year first written above.

DEBTORS:

PHASE II MALL SUBSIDIARY, LLC

By:	Phase II Mall Holding, LLC, its sole member

	By:	Lido Casino Resort Holding Company, LLC, its Manager

		By:	Lido Intermediate Holding Company, LLC, its managing member

			By:	Venetian Casino Resort, LLC, its sole member

				By:	Las Vegas Sands, Inc., its
managing member

					By:	/s/ Harry Miltenberger
						Name:	Harry Miltenberger
						Title:	VP Finance, Secretary & Chief Accounting Officer

Notice Address:	3355 Las Vegas Blvd South
Room 1A
Las Vegas, Nevada 89109
Attention:	General Counsel
Facsimile Number:	(702) 414-4421 and
Attention:	Harry Miltenberger
Facsimile Number:	(702) 733-5758

PHASE II MALL HOLDING, LLC

By:	Lido Casino Resort Holding Company, LLC, its Manager

	By:	Lido Intermediate Holding Company, LLC, its managing member

		By:	Venetian Casino Resort, LLC, its sole member

			By:	Las Vegas Sands, Inc., its
managing member

				By:	/s/ Harry Miltenberger
					Name:	Harry Miltenberger
					Title:	VP Finance, Secretary & Chief Accounting Officer

Notice Address:	3355 Las Vegas Blvd South
Room 1A
Las Vegas, Nevada 89109
Attention:	General Counsel
Facsimile Number:	(702) 414-4421 and
Attention:	Harry Miltenberger
Facsimile Number:	(702) 733-5758

ADMINISTRATIVE AGENT:

THE BANK OF NOVA SCOTIA

By:	/s/ Alan Pendergast
	Name:	Alan Pendergast
	Title:	Managing Director

Notice Address:

The Bank of Nova Scotia
580 California Street, Suite 2100
San Francisco, California 94104
Attention: Alan Pendergast
Telefax: (415) 397-0791

With copy to:

The Bank of Nova Scotia
Loan Administration
600 Peachtree Street, N.E.
Atlanta, Georgia 30308

Attention:    Hilma Gabbidon
Vicki Gibson

Telefax:                  (404) 888-8998

EXHIBIT A

to the Security Agreement

SUPPLEMENT TO
SECURITY AGREEMENT

This SUPPLEMENT, dated as of                                ,            (this “Supplement”), is to the Security Agreement, dated as of                      , 2004 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”), among the Debtors (such capitalized term, and other terms used in this Supplement, to have the meanings set forth in the Security Agreement) from time to time party thereto, in favor of The Bank of Nova Scotia (“Scotia Capital”), as administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.

W I T N E S S E T H :

WHEREAS, pursuant to a Construction Loan Agreement, dated as of                   , 2004 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Construction Loan Agreement”), among Phase II Mall Holding, LLC, a Nevada limited liability company (“Phase II Mall Subsidiary Holding”), Phase II Mall Subsidiary, LLC, a Delaware limited liability company (“Phase II Mall Subsidiary”), Scotiabank, as administrative agent, sole lead arranger and sole bookrunner, Sumitomo Mitsui Banking Corporation, as syndication agent and the financial institutions party thereto (the “Lenders”) have entered into the Construction Loan Agreement (as amended, amended and restated, supplemented, modified, extended, refinanced, refunded, renewed, replaced or substituted from time to time, the “Construction Loan Agreement”) pursuant to which the Lenders have agreed, subject to the terms thereof and hereof, to make Credit Extensions to Phase II Mall Subsidiary Holding and Phase II Mall Subsidiary;

WHEREAS, pursuant to the provisions of Section 30 of the Security Agreement, each of the undersigned is becoming a Debtor under the Security Agreement; and

WHEREAS, each of the undersigned desires to become a “Debtor” under the Security Agreement in order to induce the Secured Parties to continue to extend Credit Extensions under the Construction Loan Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the undersigned agrees, for the benefit of each Secured Party, as follows.

Section 1.   Party to Security Agreement, etc.  In accordance with the terms of the Security Agreement, by its signature below each of the undersigned hereby irrevocably agrees to become a Debtor under the Security Agreement with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Security Agreement applicable to it as a Debtor and (b) represents and warrants that the representations and warranties made by it as a

Debtor thereunder are true and correct as of the date hereof, unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date and (c) assigns, grants and pledges, in favor of the Administrative Agent a security interest in all of its property and assets that would constitute Collateral to the extent set forth in Section 2 of the Security Agreement with the priority set forth therein.  In furtherance of the foregoing, each reference to a “Debtor” and/or “Debtors” in the Security Agreement shall be deemed to include each of the undersigned.

Section 2.   Representations.  Each undersigned Debtor hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Security Agreement constitute the legal, valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms.

Section 3.   Full Force of Subsidiary Pledge and Security Agreement.  Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect in accordance with its terms.

Section 4.   Severability.  Wherever possible each provision of this Supplement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Supplement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Supplement or the Security Agreement.

Section 5.   Governing Law, Entire Agreement, etc.  THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 6.   Counterparts.  This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

*  *  *  *  *

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its Authorized Representative as of the date first above written.

[NAME OF ADDITIONAL DEBTOR]

By:
Name:
Title:

Notice Address for Debtor:

Attention:
Telefax:

ACCEPTED AND AGREED FOR ITSELF AND ON BEHALF OF THE SECURED PARTIES:

THE BANK OF NOVA SCOTIA

By:
Name:
Title: